Exhibit 99.2

FOR IMMEDIATE RELEASE

Contact:	Irwin Gruverman, CEO & Chairman
Robert P. Bruno, President & COO, or
Jack M. Swig, Investor Relations
Tel. 617-969-5452, Fax 965-1213, E-mail: info@mfics.com

MFIC ANNOUNCES COMPLETION OF SALE

OF ASSETS OF MOREHOUSE-COWLES DIVISION

Friday, February 13, 2004, Newton, MA (OTCBB: MFIC)

MFIC Corporation (“MFIC” or the “Company”) announced today that it has completed the previously-announced sale of its Morehouse-COWLES Division (“M-C”) to a wholly owned subsidiary of NuSil Corporation of Carpinteria, CA (“NUSIL”). The compensation paid by NUSIL in the asset purchase consists of cash, a promissory note, and assumption of selected liabilities. For further details regarding the transaction please refer to the Company’s filing on Form 8-K filed with the Securities and Exchange Commission.

Irwin Gruverman, CEO and Chairman of MFIC, stated, “Having completed  the sale of the assets of M-C to NUSIL, we will be able to better focus our attention and resources on our core business, the Microfluidics Division and its Microfluidizer® materials processing equipment.  In 1998 our purchase of M-C envisioned a strategic combination with the goal of enhancing our position in the coatings market, which was at that time the dominant part of our Microfluidics business. In recent years the growth experienced in our Microfluidics business has been predominantly in pharmaceuticals and biotechnology, which industries and applications now account for more than 80% of the division’s revenues, and therefore our previous strategic plan involving M-C could not be supported further. This sale will positively impact our cash and cash flow positions, and should allow us to expand our sales and marketing resources for our Microfluidizer® processor systems product line, and to promote our new nanoparticle production systems (Multiple Stream Mixer/Reactor or MMR).  The latter has been patented and addresses the needs of the nanotechnology industry for commercial manufacturing equipment, alongside the core Microfluidizer processor technology.

NUSIL has been an important and valued customer of Morehouse-COWLES equipment and possesses a full understanding of the engineering and applications of the equipment. We believe that NUSIL’s resources, extensive experience in customizing equipment, and their ability to enter into new markets should enable them to successfully operate the business.”

M-C’s longstanding and highly regarded business will now serve the needs of NUSIL and its customers while continuing to serve the broader mixer, dissolver and milling equipment markets.  Morehouse-COWLES equipment and name is synonymous with quality and durability.

Management believes that this release contains forward-looking statements that are subject to certain risks and uncertainties including statements relating to the Company’s plan to expand sales and marketing resources for the Microfluidizer® processor systems product line and promotion of the Company’s new nanoparticle production systems. The statements contained in this release are based on management’s current expectations and are subject to a number of factors and uncertainties that could cause actual results achieved by the Company to differ materially from those described in this release. The Company cautions investors that there can be no assurance that the actual results or business conditions will not differ materially from those projected or suggested in  the forward-looking statements contained in this release as a result of various factors, including but not limited to the following risks and uncertainties: (i) whether the Company will have access to additional resources for expansion of marketing and sales, (ii) whether, even if such resources are available and are expended, that the application of such resources will result in any improvement  either in sales or operating results, (iii) whether the performance advantages of the Company’s Microfluidizer® materials processing equipment will be realized commercially or that a commercial market for the equipment will continue to develop, (iv)  whether the performance advantages of the Company’s MMR nanoparticle production systems will be realized commercially, (v) whether the Company’s expectation that the benefits of nanotechnology will, in part, be realized by the ability of the MMR to produce innovative materials in large quantities,  (vi) whether the Company’s is able to increase the number of prototype MMR placements and then manufacture and introduce commercial production MMR equipment, and (vii) whether the Company will have access to sufficient working capital through continued and improving cash flow from sales and ongoing borrowing availability, the latter being subject to the Company’s ability to comply with the covenants and terms of the Company’s loan agreement with its senior lender.

MFIC CORPORATION

MFIC Corporation, through its Microfluidics Division, provides patented and proprietary, high performance Microfluidizer® materials processing equipment to the chemical, pharmaceutical, biotechnology, cosmetic/personal care, and food processing industries. Through its Microfluidics Division, the Company provides leading equipment, and innovative technology and comprehensive solutions for nanocrystal and other materials processing.